Name of Registrant:
Franklin Municipal Securities Trust

File No. 811-06481

Exhibit Item No. 77C Matter Submitted to a
Vote of Security Holders

I. The Board of Trustees of Franklin Municipal
Securities Trust (the "Trust"), on behalf of
Franklin Tennessee Municipal Bond Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin
Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	17,039,479	98.18%	65.45%	315,347	1.82%	1.21%
Terrence J. Checki	17,033,183	98.15%	65.43%	321,643	1.85%	1.24%
Mary C. Choksi	17,067,395	98.34%	65.56%	287,431	1.66%	1.10%
Edith E. Holiday	17,078,418	98.41%	65.60%	276,408	1.59%	1.06%
Gregory E. Johnson	17,056,137	98.28%	65.52%	298,689	1.72%	1.15%
Rupert H. Johnson, Jr.	17,064,085	98.32%	65.55%	290,741	1.68%	1.12%
J. Michael Luttig	17,075,169	98.39%	65.59%	279,657	1.61%	1.07%
Larry D. Thompson	17,077,096	98.40%	65.60%	277,730	1.60%	1.07%
John B. Wilson	17,077,096	98.40%	65.60%	277,730	1.60%	1.07%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
11,882,805	68.47%	45.64%	720,355	4.15%	603,075	3.47%
4,148,593	23.90%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
11,842,900	68.24%	45.49%	656,332	3.78%	707,002	4.07%
4,148,593	23.90%	Y

II. The Board of Trustees of Franklin Municipal Securities
Trust (the "Trust"), on behalf of Franklin California High Yield Municipal Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's investment manager would be
able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	135,559,002	97.84%	59.42%	2,996,264	2.16%	1.31%
Terrence J. Checki	135,679,026	97.92%	59.48%	2,876,239	2.08%	1.26%
Mary C. Choksi	135,826,472	98.03%	59.54%	2,728,794	1.97%	1.20%
Edith E. Holiday	135,880,674	98.07%	59.56%	2,674,591	1.93%	1.17%
Gregory E. Johnson	135,638,445	97.89%	59.46%	2,916,820	2.11%	1.28%
Rupert H. Johnson, Jr.	135,638,362	97.89%	59.46%	2,916,904	2.11%	1.28%
J. Michael Luttig	135,701,475	97.94%	59.49%	2,853,791	2.06%	1.25%
Larry D. Thompson	135,700,717	97.94%	59.49%	2,854,549	2.06%	1.25%
John B. Wilson	135,664,804	97.91%	59.47%	2,890,462	2.09%	1.27%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
95,080,213	68.62%	41.68%	5,688,267	4.11%
5,235,344	3.78%	32,551,442	23.49%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
95,704,972	69.07%	41.95%	5,176,006	3.74%	5,122,845	3.70%
32,551,442	23.49%	Y